SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED BY PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐ Preliminary Proxy Statement                                                                  ☐ Confidential, For Use of the Commission Only

☐ Definitive Proxy Statement                                                                          (as permitted by Rule 14a-6(e)(2))

☒ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

M&F Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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M&F BANCORP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 11, 2004

TO OUR STOCK HOLDERS:

You are invited to attend the 2004 annual meeting of stockholders of M&F Bancorp, Inc. to be held at the M&F Corporate Center Auditorium, 2634 Chapel Hill Boulevard, Durham, North Carolina on Tuesday, May 11, 2004 at 10:00 a.m. Eastern Time. At the annual meeting, you will be asked to:

1.	Elect seven people to serve on the Board of Directors of M&F Bancorp, Inc. until the annual meeting of stockholders in 2005 or until their successors are elected and qualified.

2.	Ratify the appointment of Deloitte & Touche, L.L.P. as the independent auditor for M&F Bancorp, Inc. for the fiscal year ending December 31, 2004.

3.	Consider any other business that may properly be brought before the annual meeting or any adjournment of the annual meeting. M&F Bancorp, Inc.’s Board of Directors does not know of any other business to be considered at the annual meeting.

Stockholders of record at the close of business on March 15 , 2004 are entitled to vote at the annual meeting or any adjournment of the annual meeting. If a quorum is not present at the time of the annual meeting, the meeting may be adjourned so that M&F Bancorp, Inc. can solicit more proxies.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Fohliette W. Becote
Fohliette W. Becote
Corporate Secretary/Treasurer

Durham, North Carolina

April 7, 2004

We urge you to complete, sign and return the enclosed proxy as soon as possible, whether or not you plan to attend the annual meeting in person. If you do attend the annual meeting, you then may withdraw your proxy and vote in person. You may withdraw your proxy at any time prior to voting.

M&F BANCORP, INC.

2634 Chapel Hill Blvd.

Durham, North Carolina 27707

(919) 683-1521

PROXY STATEMENT

M&F Bancorp, Inc. is sending this proxy statement to you for the solicitation of proxies by the Board of Directors of M&F Bancorp, Inc. to be voted at the annual stockholders’ meeting. This proxy statement and the enclosed proxy are being mailed to stockholders on or about April 7, 2004.

INFORMATION ABOUT THE ANNUAL MEETING

When and Where is the Annual Meeting?

The annual meeting will be held at 10:00 a.m. Eastern Time on Tuesday, May 11, 2004 at the M&F Corporate Center Auditorium, 2634 Chapel Hill Boulevard, Durham, North Carolina.

What Matters Will be Voted on at the Annual Meeting?

At the annual meeting, you will be asked to:

•	Elect seven people to serve on the Board of Directors of M&F Bancorp, Inc. until the annual meeting of stockholders in 2005 or until their successors are elected and qualified.

•	Ratify the appointment of Deloitte & Touche, L.L.P. as the independent auditor for M&F Bancorp, Inc. for the fiscal year ending December 31, 2004.

•	Consider any other business that may properly come before the annual meeting or any adjournment of the annual meeting.

Who is Entitled to Vote?

Only stockholders of record at the close of business on the record date, March 15, 2004, are entitled to receive notice of the annual meeting and to vote at the annual meeting. On March 15, 2004, there were 842,823 shares of M&F Bancorp, Inc. common stock outstanding and there were approximately 1,220 stockholders of record. Each share of M&F Bancorp, Inc. common stock is entitled to one vote on each matter considered at the meeting.

What Constitutes a Quorum?

The presence at the annual meeting, in person or by proxy, of a majority of the outstanding shares eligible to vote at the annual meeting is required for a quorum to exist at the annual meeting.

What Vote is Required to Approve Each Proposal?

Election of Directors. The seven nominees for election as directors who receive the greatest number of votes will be elected directors. Votes may be cast in favor of some or all of the nominees or withheld as to some or all of the nominees. Stockholders can cumulate their votes in the election of directors.

Ratification of Accountants. The Audit Committee of Board of Directors has appointed Deloitte & Touche, L.L.P. to act as the independent auditor for M&F Bancorp, Inc. for the fiscal year ending December 31, 2004. Ratification of this proposal will require the favorable vote of at least a majority of all shares of M&F Bancorp, Inc. common stock which are voted on the measure.

Other Matters. Any other matters presented for consideration at the annual meeting or any adjournment of the annual meeting will require the vote of at least a majority of all shares of M&F Bancorp, Inc. common stock present and voting on the matter. Management currently knows of no other matters to be presented at the annual meeting.

Abstention and Broker Non-Votes. Abstentions and broker “non-votes” are not counted as votes cast and, therefore, will have no effect on the vote for any proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received instructions from the beneficial owner and, therefore, does not have discretionary voting power for that particular item.

How Do I Vote?

If you complete and sign the enclosed proxy and return it to M&F Bancorp, Inc., it will be voted as you direct. If you return your proxy but do not give directions for one or more of the proposals, any directions you give will be followed and the proxy will be voted FOR each of the proposals on which no directions are given. If any other matters are properly presented at the annual meeting for consideration, the people named in the proxy will have discretion to vote on those matters according to their best judgment. “Street name” stock holders who wish to vote in person at the annual meeting will need to obtain a proxy form from the institution that holds their shares.

Can I Change My Vote After I Return My Proxy Card?

Yes. Even after you have submitted your proxy, your proxy can be withdrawn at any time be fore it is voted by:

•	delivering written notice to Fohliette W. Becote, Corporate Secretary, M&F Bancorp, Inc., 2634 Chapel Hill Boulevard, Durham, North Carolina 27707, before the vote at the annual meeting, or

•	completing and returning a later dated proxy, or

•	attending the annual meeting and voting in person.

Who Pays the Cost of Soliciting Proxies?

M&F Bancorp, Inc. will bear the cost of soliciting proxies for the annual meeting. In addition to soliciting proxies by mail, M&F Bancorp, Inc.’s and Mechanics & Farmers Bank’s directors, officers and employees may solicit proxies personally or by telephone or fax. No director, officer or employee of M&F Bancorp, Inc. or Mechanics & Farmers Bank who solicits proxies will receive any compensation for their solicitation efforts other than their regular compensation for the positions they hold. M&F Bancorp, Inc. does not intend to pay any compensation to any other people for the solicitation of proxies. However, it will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses related to mailing proxy materials to beneficial owners.

STOCK OWNERSHIP

Who are the Owners of the Greatest Percentage of M&F Bancorp, Inc. Common Stock?

The following table shows all persons or “groups,” as defined in the Securities Exchange Act of 1934, as amended, who are known to M&F Bancorp, Inc. to own beneficially more than 5% of the M&F Bancorp, Inc. common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Outstanding Common Stock on March 15, 2004[2]
Mrs. Vivian M. Sansom 1521 Cross Link Road Raleigh, NC 27610	90,399	10.73%
Mrs. Selena W. Wheeler 302 Formosa Avenue Durham, NC 27707	84,702	10.05%
North Carolina Mutual 411 W. Chapel Hill Street Durham, NC 27701	78,000	9.25%

[1]	Unless otherwise noted, all shares are owned directly of record by the named individuals, their spouses and minor children, or by other entities controlled by the named individuals.
[2]	Based upon a total of 842,823 shares of M & F Bancorp, Inc.’s common stock outstanding as of March 15, 2004.

How Much Stock Do M&F Bancorp, Inc.’s and Mechanics & Farmers Bank’s Directors and Executive Officers Own?

The following table shows the beneficial ownership of M&F Bancorp, Inc. common stock as of March 15, 2004 by:

•	Each director;

•	Those people who were executive officers in 2003 and received salaries and bonuses in excess of $100,000 during 2003; and

•	All directors and named executive officers as a group.

For purposes of this table, and according to Rule 13d-3 under the Securities Exchange Act of 1934, a person is the beneficial owner of any shares if he or she has voting and/or investment power over those shares. The table includes shares owned by spouses, other immediate family members and in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership where the people named in the table possess voting and/or investment power over the shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Outstanding Common Stock[2]
Fohliette W. Becote Secretary/Treasurer of M&F Bancorp, Inc. and Senior Vice President, Chief Financial Officer and Corporate Secretary of Mechanics & Farmers Bank 2634 Chapel Hill Boulevard Durham, North Carolina 27707	7,950[3]	*
Willie T. Closs, Jr., Director of M&F Bancorp, Inc. 411 West Chapel Hill Street Durham, NC 27701	200	*
Genevia Gee Fulbright, Director of M&F Bancorp, Inc. P.O. Box 13156 Research Triangle Park, NC 27709-3156	527	*
Lee Johnson, Jr., President, Chief Executive Officer and Director of M&F Bancorp, Inc. and Mechanics & Farmers Bank 2634 Chapel Hill Boulevard Durham, NC 27707	17,544[4]	2.04%
Benjamin S. Ruffin, Director of M&F Bancorp, Inc. and Mechanics & Farmers Bank 8 West 3rd Street Winston-Salem, NC 27101	4,645	*
Cedrick L. Russell Director of Mechanics & Farmers Bank 822 Carl Russell Avenue Winston-Salem, NC 27101	352	*
Joseph M. Sansom, Director of M&F Bancorp, Inc. and Mechanics & Farmers Bank 2701 Little John Road Raleigh, NC 27610	924	*
J.C. Scarborough III Director of Mechanics & Farmers Bank P.O. Box 1075 Durham, NC 27702	6,900	*
E. Elaine Small, Vice President of M&F Bancorp, Inc. and Executive Vice President/Operations Group Executive of Mechanics & Farmers Bank 2634 Chapel Hill Boulevard Durham, NC 27707	14,390[5]	1.68%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]	Percent of Outstanding Common Stock[2]
Maceo K. Sloan, Director of M&F Bancorp, Inc. and Mechanics & Farmers Bank 103 West Main Street, 4th Floor Durham, NC 27703-3638	4,892	*
Aaron L. Spaulding, Director of M&F Bancorp, Inc. and Mechanics & Farmers Bank 5400 Glenwood Avenue, Suite 200 Raleigh, NC 27612-3747	29,511[6]	3.50%
James A. Stewart Director of Mechanics & Farmers Bank 3511 Shannon Road, Suite 100 Durham, NC 27707	12,635	1.50%
Connie Jo White Director of Mechanics & Farmers Bank P.O. Box 555 Durham, NC 27702	537[7]	*
Directors and Named Executive Officers as a group (13 people)	101,007[8]	11.48%

*	Represents less than 1% of M&F Bancorp Inc.’s outstanding common stock.
[1]	Unless otherwise noted, all shares are owned directly of record by the named individuals, their spouses and minor children, or by other entities controlled by the named individuals.
[2]	Based upon a total of 842,823 shares of M&F Bancorp, Inc. common stock outstanding as of March 15, 2004. Assumes the exercise of only those stock options included with respect to the designated recipients.
[3]	Includes 7,200 shares of common stock in which Ms. Becote has the right to acquire beneficial interest within 60 days by the exercise of options granted under the Stock Option Plan.
[4]	Includes 16,200 shares of common stock in which Mr. Johnson has the right to acquire beneficial interest within 60 days by the exercise of options granted under the Stock Option Plan.
[5]	Includes 13,840 shares of common stock in which Ms. Small has the right to acquire beneficial interest within 60 days by the exercise of options granted under the Stock Option Plan.
[6]	Includes 10,161 shares of common stock held in trust and for which Mr. Spaulding serves as trustee and, as such, has certain voting and investment powers over these shares. Includes 14,250 shares of common stock held by Mr. Spaulding’s mother for whom Mr. Spaulding serves as attorney-in-fact for financial matters and, as such, has certain voting and investment powers over these shares.
[7]	Includes 12 shares held jointly with brother.
[8]	Includes 37,240 shares of common stock in which individuals within the group have a right to acquire beneficial interest within 60 days by exercise of stock options granted under the Stock Option Plan.

EXECUTIVE OFFICERS

The following table provides information about the executive officers of M&F Bancorp, Inc. and Mechanics & Farmers Bank.

Name	Age	Positions Held During Past Five Years	Has Served M&F Bancorp., Inc. or Mechanics and Farmers Bank Since

Lee Johnson, Jr.	60	President/Chief Executive Officer of M&F Bancorp, Inc., President/Chief Executive Officer of Mechanics & Farmers Bank, May 2001 to present; President of M&F Bancorp, Inc., President/Chief Operating Officer of Mechanics & Farmers Bank, October 2000 to May 2001; Vice President of M&F Bancorp, Inc., Executive Vice President/Chief Financial Officer/Financial Group Executive of Mechanics & Farmers Bank, April 1996 to October 2000	1968

Fohliette W. Becote	45	Secretary and Treasurer of M&F Bancorp, Inc., September 1999 to present, Senior Vice President/Chief Financial Officer, and Corporate Secretary of Mechanics & Farmers Bank, October 2000 to the present; Senior Vice President/Comptroller and Corporate Secretary of Mechanics and Farmers Bank, January 1997 to October 2000	1983

Wesley A. Christopher	55	Senior Vice President/Retail Banking Group Executive of Mechanics & Farmers Bank, September 2003 to present; Senior Vice President/Market Executive, First Citizens Bank, March 1997 to September 2003	2003

W. Donald Harrington	41	Senior Vice President/Credit Administrator of Mechanics & Farmers Bank, May 1997 to present; Vice President/Credit Administration, 1994 to April 1997	1994

E. Elaine Small	54	Vice President of M&F Bancorp, Inc. October 2000 to present, Executive Vice President/Operations Group Executive of Mechanics & Farmers Bank, October 2000 to present; Senior Vice President/Operations Group Executive of Mechanics & Farmers Bank, April 1994 to October 2000	1972

THE BOARD OF DIRECTORS AND ITS COMMITTEES

How Often Did the Board of Directors of M&F Bancorp, Inc. Meet During 2003?

During the year ended December 31, 2003, the Board of Directors of M&F Bancorp, Inc. held 8 meetings. No director of M&F Bancorp, Inc. attended less than 75% of the total meetings of the Board during this period. Except for M.K. Sloan, all directors of M&F Bancorp, Inc. attended 75% or more of the meetings of committees on which the directors served during this period.

How Often Did the Board of Directors of Mechanics & Farmers Bank Meet During 2003?

During the year ended December 31, 2003, the Board of Directors of Mechanics & Farmers Bank held 6 meetings. Except as noted below, no director of Mechanics & Farmers Bank attended less than 75% of the total meetings of the Board and any committees on which each director served during this period.

What Committees Have Been Established?

Committees of M&F Bancorp, Inc.

The Board of Directors of M&F Bancorp, Inc. has four standing committees, an Audit Committee, a Strategic Issues Committee, a Corporate Governance and Nominating Committee and a Compensation Committee.

Audit Committee. The Audit Committee, among other responsibilities:

•	Reviews and approves the services of M&F Bancorp, Inc.’s and Mechanics & Farmers Bank’s independent auditors;

•	Reviews the plan, scope and audit results of the internal auditors and the independent auditors;

•	Reviews the reports of bank regulatory authorities; and

•	Reviews the annual and other reports to the Securities and Exchange Commission and the annual report to M&F Bancorp, Inc.’s stockholders.

The Audit Committee consists of directors G.G. Fulbright (chairman of the committee), Willie T. Closs, B .S. Ruffin and M.K. Sloan. There were 6 meetings of the Audit Committee during the year ended December 31, 2003.

Corporate Governance and Nominating Committee. In response to new NASDAQ corporate governance requirements, the Board established the Corporate Governance and Nominating Committee in 2004. The Corporate Governance and Nominating Committee establishes corporate governance principles, evaluates qualifications and candidates for positions on the Board of Directors, nominates new and replacement members for the Board and recommends Board Committee Composition. In addition, the Committee facilitates an annual evaluation by Board members of the Board and individual director performance..

The Corporate Governance and Nominating Committee consists of directors B.S. Ruffin (chairman of the committee), W .T. Closs, G.G. Fulbright, M.K. Sloan and A .L. Spaulding.

Compensation Committee. In response to new NASDAQ corporate governance requirements, the Board established the Company’s Compensation Committee in 2004. The Compensation Committee receives the recommendations of the Chief Executive Officer and the Bank’s Compensation Committee for the compensation to be paid to executive officers, and after due deliberation determines the compensation of such executive officers and the Chief Executive Officer. This process is designed to ensure consistency throughout the executive compensation program. The key elements of the executive compensation program consist of base salary, annual cash incentive compensation, and stock option incentives.

The Compensation Committee consists of directors W.T. Closs (chairman of the committee), B.S. Ruffin and A.L. Spaulding.

Committees of Mechanics & Farmers Bank

The Board of Directors of Mechanics & Farmers Bank has several standing committees, including the Executive Committee and Compensation and Management Development Committee.

Executive Committee. The Executive Committee of Mechanics & Farmers Bank may act, between meetings of the Board of Directors of Mechanics & Farmers Bank, with all the authority of the full Board of Directors. The members of the Executive Committee are B.S. Ruffin (chairman of the committee), Lee Johnson, Jr., J.M. Sansom, and A.L. Spaulding. The committee met 6 times during 2003.

Compensation and Management Development Committee. The Compensation and Management Development Committee reviews and recommends compensation arrangements for senior management of M&F Bancorp, Inc. and Mechanics & Farmers Bank. The members of the Compensation and Management Development Committee are directors B.S. Ruffin (chairman of the committee), J.M. Sansom, J.A. Stewart and Lem Long, Jr. (Director Emeritus). The Bank’s Compensation Committee met twice during the year ended December 31, 2003.

How are Directors Compensated?

During 2003, members of the M&F Bancorp, Inc. Board of Directors received an annual retainer fee of $1,800, $450 for each Board meeting attended and $350 for each committee meeting attended, except that non-officer committee chairmen received an additional $1,000 retainer for each committee chaired and the Chairman of the Board received a $3,60 0 annual retainer. Directors are reimbursed for reasonable travel expenses incurred to attend meetings.

During the year ended December 31, 2003, Mechanics & Farmers Bank’s non-officer directors received an annual retainer of $1,500 and a monthly fee of $450 for each Board meeting attended. Non-officer directors also received $350 for each committee meeting attended, the chairman of each committee received $450 per meeting attended and the Chairman of the Board received $650 for each meeting attended. Directors who are officers or employees of M&F Bancorp, Inc. or its subsidiaries received no additional compensation for service as directors or members of Board committees of Mechanics & Farmers Bank. Directors are reimbursed for reasonable travel expenses incurred to attend meetings.

How Can a Stockholder Nominate Someone for the Board?

According to M&F Bancorp, Inc.’s Bylaws, any stockholder nomination of candidates for election to the Board of Directors at the 2005 annual meeting must be made in writing to M&F Bancorp, Inc.’s Corporate Secretary not fewer than 30 days nor more than 50 days prior to the date of the meeting at which such nominations will be made; provided, however, if less than 21 days notice of the meeting is given to stockholders, such nominations must be delivered to the Secretary of M&F Bancorp, Inc. not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

Stockholder nominations must contain the following information if known to the nominating stockholder:

•	The name and address of each proposed nominee;

•	The principal occupation of each proposed nominee;

•	The total number of shares of M&F Bancorp, Inc. common stock that will be voted for each proposed nominee;

•	The name and address of the nominating stockholder; and

•	The number of shares of M&F Bancorp, Inc. common stock owned by the nominating stockholder.

The Board of Directors of M&F Bancorp, Inc. may disregard any nominations that do not comply with these requirements. Upon the instruction of the Board of Directors of M&F Bancorp, Inc., the vote inspector for the annual meeting may disregard all votes cast for a nominee if the nomination does not comply with these requirements.

How Can a Stockholder communicate with the Board or its Members?

M&F Bancorp, Inc. does not have a formal procedure for stockholder communication with the Board of Directors. In general, our directors and executive officers are easily accessible by telephone, postal mail or electronic mail. Any matter intended for the Board of Directors, or for any individual member or members of the Board of Directors, can be directed to Lee Johnson, Jr., our Chief Executive Officer, or Fohliette W. Becote, our Corporate Secretary/Treasurer at the Company’s following address with a request to forward the same to the intended recipient: M&F Bancorp, Inc., 2634 Chapel Hill Boulevard, Durham, North Carolina 27707. Alternatively, stockholders may direct correspondence to the Board of Directors, or any of its members, in care of the Company at M&F Bancorp, Inc.’s address above. In addition, stockholders may contact us through our web site address at www.mfbonline.com or using our toll-free number, 1-800-433-8283. The Board has delegated to the Corporate Secretary, or her designee, responsibility for determining in her discretion whether the communication is appropriate for director, committee or board consideration. According to the policy adopted by the Board, the Corporate Secretary is required to direct all communications regarding personal grievances, administrative matters, the conduct of the Company’s ordinary business operations, billing issues, product or service related inquires, order requests, and similar issues to the appropriate individual within the company. All other communications are to be submitted to the Board as a group, to the particular director or committee to whom it is directed or, if appropriate, to the director or committee the Corporate Secretary believes to be the most appropriate recipient, as the case may be.

What is the Company’s Policy for Director Attendance at Annual Meetings?

Although it is customary for all members of the Board of Directors to attend, M&F Bancorp, Inc. has no formal policy in place with regard to Board members’ attendance at its annual meeting of stockholders. All Board members attended M&F Bancorp, Inc.’s 2003 annual meeting of shareholders which was held on May 13, 2003.

REPORT OF AUDIT COMMITTEE

The Board of Directors has determined that all of the members of the Audit Committee, except Joseph M. Sansom, are independent as that term is defined in Rule 4200(a)(15) of the NASD’s listing standards. On January 28, 2003, the Board of Directors of M&F Bancorp, Inc. adopted a revised written charter for the Audit Committee which is reviewed annually, and amended as needed, by the Committee. A copy of the Audit Committee Charter was attached as an Appendix to the Company’s Proxy Statement for the 2003 annual meeting.

The Board of Directors has opted to comply voluntarily with NASD corporate governance standards applicable to Audit Committee composition. Under those NASD standards, the Audit Committee must have at least three directors, all of whom are financially literate, and at least one member who has accounting or related financial management expertise. The Board of Directors has determined that Genevia Gee Fulbright, Chairperson of the Audit Committee, Maceo K. Sloan and Willie T. Closs, Jr. qualify as “audit committee financial experts” and are “independent” as defined under applicable SEC and NASD rules and regulations. The Board’s affirmative determinations were based, among other things, upon Ms. Fulbright’s extensive experience as a Certified Public Accountant for over 20 years and her position as a CPA with her own firm of Fulbright & Fulbright, CPA, PA; upon Mr. Sloan’s extensive experience as a Chartered Financial Analyst, his position as Vice President and Treasurer of NC Mutual Life Insurance Company as well as his academic credentials; and upon Mr. Closs’s extensive experience as a Certified Public Accountant, his position as Controller of NC Mutual Life Insurance Company, his prior experience as an auditor for Deloitte & Touche and his academic credentials. The Board has determined that all of the remaining directors on the Audit Committee meet the relevant SEC and NASD financial literacy standards.

The Audit Committee has reviewed and discussed the audited financial statements with management of M&F Bancorp, Inc. and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Committee has received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1, and has discussed with the independent auditor the independent auditor’s independence. Based upon these reviews and discussions, the Committee recommended to the Board of Directors of M&F Bancorp, Inc. that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003. The Audit Committee also reappointed the independent auditors of M&F Bancorp, Inc. and the Board of Directors concurred in the recommendation.

Members of the Audit Committee,
W. T. Closs, Jr.	B.S. Ruffin
G.G. Fulbright	M. K. Sloan

REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

M&F Bancorp, Inc. established a Corporate Governance and Nominating Committee in March 2004. During 2003, the full Board of Directors met once in its capacity as nominating committee. All members of the Corporate Governance and Nominating Committee are “independent” as that term is defined in Rule 4200(a) (15) of the NASD’s listing standards. The Corporate Governance and Nominating Committee has adopted a written charter, which is attached as Appendix A to this Proxy Statement. A copy of this charter will be made available on the Company’s website at www.mfbonline.com. This committee establishes corporate governance policies, evaluates qualifications and candidates for positions on the Board of Directors, nominates new and replacement members for the Board of Directors and recommends Board committee composition. In addition, the Corporate Governance and Nominating Committee facilitates an annual evaluation by Board members of the Board of Directors as a whole and individual director performance.

Process for Nominating Directors. The Corporate Governance and Nominating Committee reviews the qualifications of, and approves and recommends to the Board, those individuals to be nominated for positions on the Board and submitted to stockholders for election at each Annual Meeting. The committee identifies director nominees from various sources such as officers, directors, and stockholders and in 2003 did not retain the services of any third party consultants to assist in identifying and evaluating potential nominees. The committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as a committee-recommended nominee. The committee will assess all director nominees taking into account several factors including, but not limited to, issues such as the current needs of the board and the nominee’s: (i) integrity, honesty and accountability; (ii) successful leadership experience and strong business acumen; (iii) forward-looking, strategic focus; (iv) collegiality; (v) independence and absence of conflicts of interests; (vi) ability to devote necessary time to meet director responsibilities; and (vii) ability to commit to Company stock ownership. Where appropriate, the committee will ultimately recommend nominees that it believes will enhance the Board’s ability to manage and direct, in an effective manner, the affairs and business of the Company. Additional factors the committee may consider in evaluating candidates include: (i) independence under applicable listing standards; (ii) relevant business experience; (iii) judgment, skill, integrity and reputation; (iv) number of other boards on which the candidate serves; (v) other business and professional commitments; (vi) lack of potential conflicts of interest with other pursuits; (vii) whether the candidate is a party to any action or arbitration adverse to the Company; (viii) financial and accounting background to enable the committee to determine whether the candidate would be suitable for Audit Committee membership or quality as an “audit committee financial expert;” (ix) executive compensation back ground, to enable the committee to determine whether a candidate would be suitable for Compensation Committee membership; and (x) the size and composition of the existing Board. In addition, candidates must be willing and able to devote the required amount of time to Company business. In evaluating candidates, the committee also seeks to achieve a balance of knowledge, experience and capability on the Board.

Before nominating a current director for re-election at an annual meeting, the committee will consider the director’s performance on the Board and whether the director’s re-election will be consistent with any corporate governance policies of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows, for the fiscal years ended December 2003, 2002 and 2001, the cash compensation received by Mechanics & Farmers Bank’s chief executive officer and the Bank’s executive officers whose total annual salary and bonus during 2003 exceeded $100,000 , as well as certain other compensation paid or accrued for those years. M&F Bancorp, Inc. does not pay its executive officers any cash compensation. However, the executive officers of M&F Bancorp, Inc. are also executive officers of Mechanics & Farmers Bank and receive compensation from the Bank.

		Annual Compensation					Long Term Compensation	All Other Compensation[1,2,3]
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation	Securities Underlying Options/Stock Appreciation Rights (“SARS”) (in shares)
Lee Johnson, Jr. President/Chief Executive Officer of M&F Bancorp, Inc. and Mechanics & Farmers Bank	2003 2002 2001	$ $ $	151,624 144,316 138,236	$ $	25,683 28,745 0	0 0 0	0/0 0/0 0/0	$ $ $	24,551 64,753 109,983
E. Elaine Small Vice President of M&F Bancorp, Inc. and Executive Vice President/ Operations Group Executive of Mechanics & Farmers Bank	2003 2002 2001	$ $ $	106,454 103,111 100,113	$ $	17,719 18,638 0	0 0 0	0/0 0/0 0/0	$ $ $	7,988 6,652 6,773
Fohliette W. Becote Secretary/Treasurer of M&F Bancorp, Inc. and Senior Vice President, Chief Financial Officer and Corporate Secretary of Mechanics & Farmers Bank	2003 2002 2001	$ $ $	96,568 92,759 88,307	$ $	20,967 16,916 0	0 0 0	0/0 0/0 0/0	$ $ $	7,086 5,743 6,670

[1]	For Mr. Johnson for 2003: represents an employer contribution of $10,844 to the Retirement Plus Plan and Deferred Salary Agreement, $1,032 in life insurance premiums for coverage in excess of $50,000, and $12,635 in expenses incurred under the Mechanics & Farmers Bank Supplemental Executive Retirement Plan; for 2002: represents an employer contribution of $8,721 to the Retirement Plus Plan and Deferred Salary Agreement, $1,032 in life insurance premiums for coverage in excess of $50,000, and $55,000 in expenses incurred under the Mechanics & Farmers Bank Supplemental Executive Retirement Plan and for 2001: represents an employer contribution of $8,763 to the Retirement Plus Plan and Deferred Salary Agreement, $1,032 in life insurance premiums for coverage in excess of $50,000 and $100,188 in expenses incurred under the Mechanics & Farmers Bank Supplemental Executive Retirement Plan.
[2]	For Ms. Small for 2003: represents an employer contribution of $7,533 to the Retirement Plus Plan and Deferred Salary Agreement and $455 in life insurance premiums for coverage in excess of $50,000; for 2002: represents an employer contribution of $6,213 to the Retirement Plus Plan and Deferred Salary Agreement and $439 in life insurance premiums for coverage in excess of $50,000; and for 2001: represents an employer contribution of $6,353 to the Retirement Plus Plan and Deferred Salary Agreement and $420 in life insurance premiums for coverage in excess of $50,000.
[3]	For Ms. Becote for 2003: represents an employer contribution of $6,825 to the Retirement Plus Plan and Deferred Salary Agreement and $261 in life insurance premiums for coverage in excess of $50,000; for 2002: represents an employer contribution of $5,576 to the Retirement Plus Plan and Deferred Salary Agreement and $167 in life insurance premiums for coverage in excess of $50,000 and for 2001: represents an employer contribution of $6,513 to the Retirement Plus Plan and Deferred Salary Agreement and $157 in life insurance premiums for coverage in excess of $50,000.

Equity Compensation Plan Information

The following table presents the numbers of shares of Common Stock to be issued upon the exercise of outstanding options; the weighted-average price of the outstanding options and the number of options remaining that may be issued under M&F Bancorp, Inc.’s Incentive Stock Option Plan described below.

EQUITY COMPENSATION PLAN INFORMATION
	(a)	(b)	(c)
Plan category	Number of shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by our security holders	55,200	$15.67	29,800
Equity compensation plans not approved by our security holders	-0-	N/A	-0-
Total	55,200	$15.67	29,800

Stock Option Plan

The Incentive Stock Option Plan of 1999 (the “Plan”) which provides for the grant of stock options for the purchase of up to 85,000 shares (adjusted for the January 21, 2000 3-for-2 stock split) of M&F Bancorp, Inc.’s common stock as incentive awards to officers of M&F Bancorp, Inc. and its subsidiaries (the “Key Employees,” including the executive officers, but excluding any director who is not also a full-time employee of M&F Bancorp, Inc. or a subsidiary). The purpose of the Plan generally is to assist the Bank in attracting and retaining key employees and align their interests with those of stockholders, and to encourage and motivate Key Employees to perform at levels that will contribute to both M&F Bancorp, Inc.’s financial performance and to the growth of the market value of M&F Bancorp, Inc.’s common stock, thereby enhancing stockholder value. The Plan expires on December 28, 2009, and no options may be granted thereafter.

Plan Administration. The Plan is administered by the Board of Directors. If a director is eligible as an employee for the grant of an option, that director must recuse himself or herself and not participate in the discussion, nor vote on the award of any option to him or her. The Board of Directors is authorized:

•	to make all determinations regarding the persons to whom and numbers of shares and amounts for which stock options will be granted under the Plan,

•	to specify the terms of all awards or grants under the Plan,

•	to interpret and make all other determinations under the Plan,

•	to prescribe, amend and rescind rules and regulations with respect to the operation of the Plan, and

•	to take other actions relating to and reasonable or advisable in administering the Plan.

Stock Options. An option is a right that may be granted by the Board of Directors to a Key Employee under the Plan to purchase a specified number of shares of common stock during a specified period of time and at an agreed upon purchase price (the “Exercise Price”). Stock Options granted under the Plan are incentive stock options (“ISOs”) pursuant to Section 422 of the Internal Revenue Code of 1986 (the “Code”). The Exercise Price of common stock covered by each option granted will be set by the Board of Directors at the time the option is granted, but may not be less than 100% of the fair market value (as determined by the Board of Directors in such manner as it, in its sole discretion, deems to be reasonable and appropriate) of a share of common stock at the time the option is granted (or 110% of the fair market value in the case of an ISO granted to an optionee who owns more than 10% of the outstanding voting common stock).

Each option will vest and become exercisable as specified by the Board of Directors and, to the extent not previously exercised, will expire and may not be exercised after the earlier of:

(i)	the expiration date set by the Board of Directors at the time of grant (which may be no more than ten years after the date of grant, or five years in the case of an ISO granted to a Key Employee who owns more than 10% of the outstanding voting common stock);

(ii)	90 days after the date of termination of the Key Employee’s employment other than by reason of his or her death, disability, or termination for cause (as defined in the Plan);

(iii)	twelve months following the termination of the Key Employee’s employment as a result of his or her death or disability; or

(iv)	immediate termination if the Key Employee’s employment is terminated for cause or if the Key Employee competes with the Bank (as compete is defined in the Plan).

With respect to ISOs, the aggregate fair market value (determined as of the date of grant) of common stock for which all such options granted to any Key Employee may become exercisable for the first time in any calendar year may not exceed $100,000; and, in connection with any option granted, the Board may impose such other restrictions or conditions as it may deem appropriate.

At the time an option is exercised, the Optionee must make full payment of the aggregate exercise price for shares being purchased. Payment shall be made in cash. Optionees will have no rights as stockholders with respect to any shares covered by options granted to them until those options have been exercised and the exercise price for the shares has been paid.

ISOs granted under the Plan are intended to qualify for favorable income tax treatment. Under the Internal Revenue Code, an optionee is not taxed in the year in which an ISO is exercised, unless the alternative maximum tax rules apply. If an optionee holds common stock purchased upon the exercise of an ISO for a period of at least two years following date of grant and at least one year from the date the ISO is exercised (or dies while owning stock), then, upon disposition of the common stock (or upon death while owning the stock), he or she (or his or her estate, as applicable) will realize capital gain equal to the excess of the sale price of the common stock over the exercise price. M&F Bancorp, Inc. will not be permitted to take a tax deduction at any time in connection with ISOs, unless stock purchased upon exercise is disposed of prior to expiration of the two holding periods. If the optionee exercises the ISO prior to the expiration of the two holding periods, the optionee will realize ordinary income equal to the lesser of:

(i)	the difference between the fair market value of the shares on the date of exercise and the exercise price, or

(ii)	the difference between the exercise price and sales price,

and M&F Bancorp, Inc. is allowed to take a deduction for the same amount.

Adjustments of Rights in Certain Events. In the event of increases, decreases or changes in the outstanding common stock resulting from a merger, consolidation, stock dividend, split-up, combination, exchange of shares, recapitalization, or change in capitalization, the total number of shares authorized under the Plan and subject to options outstanding and the purchase price per share will be proportionately and appropriately adjusted.

Change in Control Transactions. Immediately prior to a change in control, each outstanding option will become immediately vested and may be exercised in full under the terms of the Plan. A “change in control” includes:

•	the acquisition of more than 50% of the stock of M&F Bancorp, Inc.,

•	the sale of all or substantially all of the assets of M&F Bancorp, Inc., and

•	the merger or consolidation of M&F Bancorp, Inc. with another entity at least 50% of the stock of which is owned by the stockholders of M&F Bancorp, Inc.

Amendments. The Board of Directors may, from time to time, amend, suspend, or terminate the Plan. However, no such action will adversely affect any optionee’s rights under any then outstanding option, and the Board shall not:

(i)	increase the maximum number of shares of common stock authorized for the Plan,

(ii)	change the class of employees to other than Key Employees,

(iii)	reduce the basis upon which the minimum option price is determined,

(iv)	extend the period within which the options under the Plan may be granted, or

(b)	provide for an option that is exercisable during a period of more than ten years from the date it is granted.

Tax Withholding. As a condition to the distribution of shares of common stock upon the exercise or vesting of options under the Plan, M&F Bancorp, Inc. may require that the Key Employee pay to M&F Bancorp, Inc., or M&F Bancorp, Inc. may withhold, the amount of any federal or state income or other taxes applicable to income that the optionee is considered to realize from such de livery and that the Board of Directors believes M&F Bancorp, Inc. is required by law to withhold.

Option Grants. On December 28, 1999, the Board of Directors awarded options to purchase 82,200 shares of common stock (adjusted to reflect January 21, 2000 3-for-2 stock split) to nine Key Employees at an exercise price of $15.67 per share (adjusted to reflect January 21, 2000 3-for-2 stock split). Of those options granted on December 28, 1999, 27,000 options have expired unexercised and are again available for grant under the Plan.

No options were exercised by Mr. Johnson or Ms. Small during the year ended December 31, 2003. Following is certain information related to the options granted to Mr. Johnson and Ms. Small. No additional options were granted to Mr. Johnson or Ms. Small during the year ended December 31, 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year

and Fiscal Year-End Option/SAR Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End[1]		Value of Unexercised in-the-Money Options/SARs at Fiscal Year End[2]
Name	Shares Acquired on Exercise (#)	Value Realized $	Exercisable	Unexercisable	Exercisable	Unexercisable
Lee Johnson, Jr.	0	$0	16,200	1,800	$66,095	$7,344
E. Elaine Small	0	$0	13,840	1,560	$56,467	$6,365
Fohliette W. Becote	0	$0	7,200	1,800	$29,376	$7,344

[1]	Numbers are adjusted to reflect the January 21, 2000 3-for-2 stock split.
[2]	Dollar amounts shown represent the fair market value of stock options held as of December 31, 2003. All stock options were “in-the-money” at such date. Options are only considered “in-the-money” if the fair market value of the common stock exceeds the exercise price or base price of the options. The exercise price of the stock options is $15.67 (adjusted to reflect the January 21, 2000 3-for-2 stock split). The price paid for the common stock in the last trade known to management to have occurred on or prior to December 31, 2003 was $19.75, which trade occurred on December 31, 2003.

Employment Agreements

Employment Agreement. Mechanics & Farmers Bank has entered into an employment agreement with Lee Johnson, Jr. The agreement with Mr. Johnson provides for an initial annual base salary of $130,000, which may be increased at the discretion of the Compensation Committee of the Board of Directors of Mechanics & Farmers Bank. In addition to base salary, the agreement provides for Mr. Johnson’s participation in employee benefit plans and other fringe benefits applicable to executives and other employees of Mechanics & Farmers Bank.

The agreement provides for an initial term of three years. However, the term of the agreement will be automatically extended for an additional term of one year on each anniversary date of the agreement unless a non-renewal notice is given by either party to the other prior to the anniversary date of the agreement, so that the remainder of the term of the agreement is never less than two years nor more that three years. In the event Mr. Johnson’s employment is terminated by Mechanics & Farmers Bank at any time for cause or by Mr. Johnson without cause, no termination benefit will be payable. If Mr. Johnson is terminated without cause, Mr. Johnson will continue to receive his then current salary and all other benefits, except qualified retirement plan benefits, for a period of two years from the termination date. In the alternative and at Mr. Johnson’s election, the present value of two years’ salary and bonuses can be paid in a lump sum within 60 days of a termination without cause. If Mr. Johnson is constructively terminated, as defined in the agreement, Mr. Johnson is entitled to receive his then current salary for the remainder of the term of the agreement and any employee benefits in accordance with the terms and provisions of those plans.

The agreement with Mr. Johnson also provides for the payment of a severance benefit to Mr. Johnson in the event his employment is terminated in conjunction with or following a change in control, as defined in the agreement. Under the terms of the agreement, in the event of an unapproved change in control, as defined in the agreement, Mr. Johnson is entitled to receive an amount equal to his base salary and bonuses approved under the agreement times 2.99, payable in even installments over an approximately three-year period following termination, as well as all benefits except qualified retirement plan benefits, or, at the Mr. Johnson’s election, a lump sum payment within 60 days of the termination date equal to the present value of his base salary and bonuses approved under the agreement times 2.99 as well as all benefits except qualified retirement plan benefits. In the event of an approved change in control, as defined in the agreement, upon Mr. Johnson’s declaration of termination at will, as provided in the agreement, or upon the Bank’s termination without cause within two years following the change in control, Mr. Johnson is entitled to the same benefits payable upon termination after an unapproved change in control. In any case, Mr. Johnson is also entitled to receive, in addition to the termination benefit, a cash payment in an amount equal to the amount of any excise tax liability incurred by Mr. Johnson under Section 499 of the Internal Revenue Code of 1986, as amended, as a result of the receipt of the termination benefit.

The agreement also restricts, following termination of employment, the right of Mr. Johnson to compete against Mechanics and Farmers Bank within the counties in which the Bank has offices during the term of the agreement. The restriction applies during any period following termination of employment in which Mr. Johnson is receiving termination payments or is participating in benefit plans. However, the non-compete restriction does not apply if employment is terminated without cause. If Mr. Johnson is terminated for cause, the non-compete period will be twelve months following the termination date.

Retention Bonus Agreements. Mechanics and Farmers Bank has entered into retention bonus agreements with Lee Johnson, Jr., Fohliette W. Becote, Harold Sellars, W. Donald Harrington and E. Elaine Small, effective on April 1, 2000. The agreements with these executives provide for the payment of severance benefits to the executives in the event of a change in control. Under the terms of the agreements, upon a change in control, the executives are entitled to receive an amount equal to their then current base annual salary in a lump sum payment. Additionally, in the event the executives’ employment is terminated without cause following a change in control, the executives are entitled to a lump sum payment equal to 24 months of their then current base annual salary. In both cases, the lump sum payment, if it constitutes a “golden parachute payment” pursuant to the Internal Revenue Code, will be reduced to that amount necessary so that no portion of the lump sum payment will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

For the purposes of the retention bonus agreements, change in control generally includes:

•	the acquisition by any person or group of 50% or more of the outstanding securities of M&F Bancorp, Inc.; or

•	the occurrence of any merger, consolidation, exchange or reorganization to which M&F Bancorp, Inc. is a party and to which M&F Bancorp, Inc. is not the surviving entity.

The agreements also restrict the right of the executives to compete against Mechanics and Farmers Bank within a 60-mile radius of the main office of Mechanics and Farmers Bank for a period of twelve months following the termination of their employment following a change in control, except if their employment is terminated without cause.

Retirement and Supplemental Retirement Plans

The Bank has established a Retirement Plus Plan and entered into Deferred Salary Agreements with its executive officers. These agreements provide that each of the executive officers of the Bank may defer up to 24% of his/her salary that is matched by the Company, not to exceed a combined total of 6% matching on both 401(k) and deferred compensation agreement. In addition, the Bank has established a Supplemental Executive Retirement Plan for the benefit of the following executive officers: Mr. Johnson, Ms. Small, Ms. Becote, Mr. Harrington and Mr. Cummings. The Supplemental Executive Retirement Plan provides benefits to those executive officers in an amount equal to 60% of the executive’s average compensation based on the highest three out of the last ten years offset by any cash balance compensation received at age 55 and above. In the event of the executive’s termination of employment due to death or disability, such annual payments would be made for a period of years upon the election of the executive payable to the executive or to his or her designated beneficiaries, as applicable. The benefits payable under the Supplemental Executive Retirement Plan are funded by the purchase of life insurance. During the fiscal year ended December 31, 2003, the aggregate compensation expense related to the Supplemental Executive Retirement Plan was approximately $246,385.

Bank Owned Life Insurance

Bank Owned Life Insurance (“BOLI”) involves the purchase of single premium, variable-rate life insurance policies, covering the lives of a number of employees, usually senior officers. The purpose of this type of investment is to increase after-tax earnings on the invested funds as a means to offset costs associated with employee benefit plans or provide additional benefits for employees. During the first quarter of 2003, after having completed an evaluation of BOLI arrangements, the Bank invested $2,256,500 in BOLI, covering the lives of the executive officers named above. The primary goal of this investment in BOLI is to help offset increased pension costs associated with the Bank’s Supplemental Executive Retirement Plan.

Indebtedness of and Transactions with Management

Mechanics and Farmers Bank makes loans to its employees, including its executive officers and directors, in the ordinary course of its business. Mechanics and Farmers Bank has adopted a policy which sets forth the requirements applicable to such loans. These loans are made using the same credit and underwriting standards as are applicable to the general public, and such loans do not involve more than the normal risk of collectability or present other unfavorable features. Pursuant to its employee loan policy loans to directors and employees are made on the same terms, including interest rates and collateral, as those prevailing for comparable transactions with nonaffiliated persons. None of the loans Mechanics & Farmers Bank has made to the directors and executive officers and members of their immediate families since December 31, 2003 exceed $60,000 in the aggregate.

M&F Bancorp, Inc. entered into a five-year lease on December 31, 2003 with M.K. Sloan, a director of the Company and Mechanics & Farmers Bank, for space in the Company’s corporate offices. Annual lease payments to the Company are approximately $144,000.

PROPOSAL 1: ELECTION OF DIRECTORS

General

M&F Bancorp, Inc.’s Articles of Incorporation authorize the Board of Directors to fix the exact number of directors from time to time within a range of no fewer than three or more than nine people. The Board of Directors has fixed the number of directors for the coming year at seven people.

Directors are currently nominated and elected for one year terms. The individuals elected as directors at this annual meeting will hold office until the 2005 annual meeting of stockholders or until their successors are elected and qualified.

Each nominee for director has indicated that he or she is able and willing to serve on the Board of Directors. If any nominee becomes unable to serve, the common stock represented by all properly completed proxies will be voted for the election of a substitute nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve or why a substitute nominee would be required.

Nominees for Election at this Annual Meeting

Information about the nominees for election at the annual meeting is set forth below:

Willie T. Closs, Jr., Director of M&F Bancorp, Inc. since 2002. Mr. Closs, 48, is a Director and Executive Vice President of N.C. Mutual Life Insurance Company, and has been associated with that insurance company since 1983.

Genevia Gee Fulbright, Director of M&F Bancorp, Inc. since 2000. Director of Mechanics & Farmers Bank from 1994 to 2001 . Ms. Fulbright, 41, is Vice President of Fulbright and Fulbright, CPA, PA, and has been associated with the firm since 1987. She also is associated with Visualized Growth Partners which began operations in January 2003.

Lee Johnson, Jr., Director of M&F Bancorp, Inc. since 2001. Director of Mechanics & Farmers Bank since 1994. Mr. Johnson, 60, is the President and Chief Executive Officer of M&F Bancorp, Inc. and Mechanics & Farmers Bank. He previously served as President/Chief Operating Officer of Mechanics & Farmers Bank, October 2000 to May 2001; Vice President of M&F Bancorp, Inc., Executive Vice President/Chief Financial Officer/Financial Group Executive of Mechanics & Farmers Bank, September 1999 to September 2000; and Vice President of M&F Bancorp, Inc., Executive Vice President/Chief Financial Officer/Financial Group Executive of Mechanics & Farmers Bank, April 1996 to October 2000.

Benjamin S. Ruffin, Director of M&F Bancorp, Inc. since 1999. Director of Mechanics & Farmers Bank since 1977. Mr. Ruffin, 62, is the President of the Ruffin Group, a management consulting firm located in Winston-Salem, North Carolina. Mr. Ruffin was with R. J. Reynolds Tobacco Co. from 1986 until 1999, most recently in the position of Vice President of Corporate Affairs.

Joseph M . Sansom, Director of M&F Bancorp, Inc. since 1999. Director of Mechanics & Farmers Bank since 1987. Mr. Sansom, 60, is currently Managing Partner, Sansom Associates, LLC. He previously served with the State of North Carolina in the Treasurer’s office as the Assistant to the State Treasurer from 1996 to January 2002. Prior to that time he worked for IBM in various financial positions and retired in 1995 after 30 years of service. Mr. Sansom is the son of Vivian M. Sansom, who owns more than ten percent of M&F Bancorp, Inc.’s outstanding common stock.

Maceo K. Sloan, Director of M&F Bancorp, Inc. since 2000. Director of Mechanics & Farmers Bank from 1980 to 2001. Mr. Sloan, 54, is currently Chairman, President and Chief Executive Officer of Sloan Financial Group, Inc. Mr. Sloan serves as a director of NCM Capital Management Group, Inc. and SCANA Corporation and as a trustee of CREF-College Retirement Equities Fund and TIAA-CREF Mutual Funds, all of which are investment companies subject to the reporting requirements of the Securities Exchange Act of 1934.

Aaron L. Spaulding, Director of M&F Bancorp, Inc. since 1999. Director of Mechanics & Farmers Bank since 1994. Mr. Spaulding, 60, is the Chairman, President and Chief Executive Officer of Prestige Travel, an American Express Travel Services Representative.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE SEVEN NOMINEES AS DIRECTORS OF M&F BANCORP, INC. FOR THE COMING YEAR.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The certified public accounting firm of Deloitte & Touche, L.L.P. has been appointed by the Audit Committee of the Board of Directors to serve as the independent auditor for M&F Bancorp, Inc. for 2004. A proposal to ratify that appointment is being submitted to the stockholders. Representatives of Deloitte & Touche are expected to attend the annual meeting and will be available to respond to appropriate questions and, if they desire to do so, will have the opportunity to make a statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, L.L.P. AS INDEPENDENT AUDITOR FOR M&F BANCORP, INC. FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

Fees Paid to Deloitte & Touche

Audit Fees. The aggregate fees of Deloitte & Touche for professional services rendered in connection with (i) the audit of the M&F Bancorp, Inc.’s annual financial statements for 2003 and 2002 and (ii) review of the financial statements included in the Company’s Quarterly Report filings on Form 10-QSB during those fiscal years were approximately $92,883 and $76,473, respectively.

Audit-Related Fees. The aggregate fees of Deloitte & Touche for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in “Audit Fees” above were $18,081 for fiscal year 2003. These fees were related to audit services involving due diligence review. Deloitte & Touche did not provide any of these types of services to the Company during fiscal year 2002.

Tax Fees. The aggregate fees of Deloitte & Touche for professional services rendered to the Company for tax compliance, advice and planning during fiscal year 2003 were approximately $8,200. No fees were paid to Deloitte & Touche for tax services during fiscal year 2002.

All Other Fees. Deloitte & Touche did not provide any additional products and services to the Company during fiscal years 2003 and 2002.

Approval of Audit and Non-Audit Services

The services provided by Deloitte & Touche are pre-approved by the Audit Committee in accordance with the policies and procedures of the Audit Committee set forth in the committee’s charter. The Audit Committee is required by its charter to pre-approve all audit and permissible non-audit services provided by the Company’s independent auditors. The Audit Committee may delegate pre-approval authority to a one or more designated members of the Audit Committee as it deems appropriate. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next regularly scheduled meeting. For 2003 and 2002, all of the services provided by Deloitte & Touche were pre-approved. The Audit Committee has determined that the rendering of non-audit professional services by Deloitte & Touche, as identified above, is compatible with maintaining the auditor’s independence.

The following table sets forth for the fiscal years indicated the percentage of auditor fees disclosed under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above that were pre-approved by the Audit Committee and the type of pre-approval received.

PERCENTAGE (% ) OF AUDITOR FEES PRE-APPROVED BY AUDIT COMMITTEE
	Type of Pre-Approval
Type of Auditor Fees	Specific Service or Product Pre-Approved		Service or Product Pre-Approved Pursuant to Audit Committee Policy & Procedure		Waiver of Pre-Approval Applicable, but Approved Prior to Completion of Audit
	2003	2002	2003	2002	2003	2002
Audit-Related Fees	100%	100%	100%	0%	0%	0%

Tax Fees	100%	100%	100%	0%	0%	0%

All Other Fees	100%	N/A	100%	N/A	0%	N/A

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and greater than 10% stockholders to file reports of their ownership and any changes in ownership of M&F Bancorp, Inc. common stock with the Securities and Exchange Commission. These directors, executive officers and greater than 10% stockholders are required by regulation to provide M&F Bancorp, Inc. with a copy of any Section 16(a) reports they file. Based on M&F Bancorp, Inc.’s review of copies of these reports received by it and written representations made to M&F Bancorp, Inc. by these persons, M&F Bancorp, Inc. believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were satisfied during the year ended December 31, 2003.

OTHER MATTERS

The Board of Directors knows of no other matters to be considered at the annual meeting. If other matters of which the Company is made aware after February 13, 2004 are properly brought before the annual meeting or any adjournment of the annual meeting, the people appointed in the proxy intend to vote the shares represented by the proxy according to their best judgment, pursuant to the discretionary authority granted by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

It is presently anticipated that the 2005 annual meeting of stockholders will be held on May 10, 2005. In order for the stockholder proposals to be included in M&F Bancorp, Inc.’s proxy materials for that meeting, proposals must be received by the Corporate Secretary at M&F Bancorp, Inc.’s principal executive office no later than December 12, 2004, and meet all other applicable requirements for inclusion in the proxy statement.

In the alternative, a stockholder may commence his or her own proxy solicitation and present a proposal from the floor of the 2005 annual meeting of stockholders. In order to do so, the stockholder must notify the Corporate Secretary in writing at M&F Bancorp, Inc.’s principal executive office no later than February 22, 2005 of his or her proposal. If the Corporate Secretary is not notified of the stockholder’s proposal by February 22, 2005, the Board of Directors may vote on the proposal pursuant to the discretionary authority granted by the proxies solicited by the Board of Directors for the 2005 annual meeting.

MISCELLANEOUS

M&F Bancorp, Inc.’s annual report to stockholders for the year ended December 31, 2003 has been mailed with this proxy statement to all stockholders of record as of March 15, 2004. Any stockholder who has not received a copy of the annual report may obtain a copy by writing to M&F Bancorp, Inc. The annual report is not to be treated as part of this proxy statement or a solicitation of proxies.

A COPY OF M&F BANCORP, INC.’S FORM 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED TO YOU WITHOUT CHARGE IF YOU ARE A STOCKHOLDER OF M&F BANCORP, INC. ON MARCH 15, 2004. PLEASE MAKE YOUR WRITTEN REQUEST TO FOHLIETTE BECOTE, CORPORATE SECRETARY, M&F BANCORP, INC., 2634 CHAPEL HILL BLVD., DURHAM, NORTH CAROLINA 27707.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU THEN MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE WITHDRAWN AT ANY TIME PRIOR TO VOTING.

APPENDIX A

M&F BANCORP, INC.

Corporate Governance and Nominating Committee Charter

I. General

This Charter sets forth the authority and duties of the Corporate Governance and Nominating Committee (the “Committee”) of the Board of Directors of M&F Bancorp, Inc. (the “Company”).

The Committee will identify and consider individuals qualified to become members of the Board, recommend director nominees for the next annual meeting of shareholders, and recommend to the Board the Corporate Governance Policies of the Company. The Committee will also monitor the process to assess Board effectiveness.

The Committee will report its activities to the Board on a regular basis and make such recommendations as the Committee deems necessary or appropriate.

The Committee will have the resources and authority appropriate to discharge its responsibilities, including authority to retain and terminate search firms used to identify director candidates and to approve such search firms’ fees and other retention terms.

The Committee will have the authority to delegate to a subcommittee consisting of one or more members of the Committee such of its duties and responsibilities as it deems appropriate and advisable.

This charter will be published on the Company’s Website, available in written form upon request, and referenced in the Company’s Annual Report.

The Committee will review and assess the adequacy of this charter annually and recommend changes to the Board of Directors when necessary.

II. Membership

The Committee members will be appointed by the Board of Directors, and the Chairman of the Committee will be designated by the Board.

Committee members will serve at the pleasure of the Board and may be removed by the Board of Directors in its discretion.

The Committee will consist of three or more members, each of whom will satisfy, as determined by the Board of Directors, the regulations of the Securities and Exchange Commission and NASD Listing Standards, including those with respect to independence.

The composition of the Committee and its independence will be reviewed annually by the Board of Directors.

III. Meetings

The Committee will meet at least annually but as often as appropriate to fulfill its duties and responsibilities.

Minutes of meetings will be approved by the Committee and maintained.

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The Committee may request any officer or employee of the Company, or the Company’s outside advisors, or any special counsel or advisors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

IV. Duties and Responsibilities

The Committee will:

•	Develop, recommend, and review annually the Board of Directors’ Corporate Governance Policies to comply with state and federal laws and regulations and with the NASD Listing Standards;

•	Lead the search for qualified directors, review qualifications of individuals suggested by shareholders and directors as potential candidates, and identify nominees who are best qualified. The criteria for selecting nominees for election as directors of the Company shall include, but not be limited to, experience, accomplishments, education, skills, and the highest personal and professional integrity;

•	Recommend to the Board of Directors the nominees to be proposed by the Company for election as directors of the Company at the annual meeting of shareholders, or to fill vacancies on the Board of Directors;

•	Review the Board of Directors’ committee structure and recommend to the Board for its approval directors to serve as members of each committee. The Committee will review committee composition annually and recommend new committee members, as necessary;

•	Review on an annual basis non-employee director compensation and benefits and make recommendations to the Board on appropriate compensation;

•	Establish compensation for the Board of Directors and Board committees;

•	At least annually, oversee the evaluation of the Board and management; and

•	At least annually, evaluate the performance of the Committee and submit a written report to the Board of Directors; such evaluation will include a review of accomplishments of the Committee during the year, comparison of performance to goals of the Committee, and a determination of the adequacy of corporate governance guidelines in light of developments during the year.

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☒	Please mark your votes as in this example.

1. Elect seven (7) persons to serve on the Board of Directors of M&F Bancorp, Inc. until the annual meeting of stockholders in 2005.

Nominees: Lee Johnson, Jr., Benjamin S. Ruffin, Aaron L. Spaulding, Joseph M. Sansom, Genevia Gee Fulbright, Maceo K. Sloan, Willie T. Closs, Jr.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “For all Nominees Except” and write that person’s name below.)

For all Nominees	☐	Withhold Authority to Vote	☐	For all Nominees Except	☐

2. Ratify the appointment of Deloitte & Touche, L.L.P. as the independent auditor for M&F Bancorp, Inc. for the fiscal year ending December 31, 2004.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3. Consider any other business that may properly be brought before the meeting or any adjournment of the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

SIGNATURE DATE

SIGNATURE DATE
(if jointly held)

If acting Attorney, Executor, Trustee or other representative capacity, please sign name and title.

é	Fold and Detach Here Return in the Envelop Enclosed	é

Please date, sign and mail your

proxy card back as soon as possible!

Annual Meeting of Stockholders

M&F Bancorp, Inc.

May 11, 2004

Note: Your signature should correspond with your name as it appears hereon. Joint owners should each sign. When signing for a corporation or partnership or an agent, attorney, executor, administrator, trustee or guardian, please set forth full title as it appears hereon. Stockholders of record at the close of business on March 15, 2004 are entitled to vote at the annual meeting.

M&F Bancorp, Inc.

2634 Chapel Hill Boulevard

P. O. Box 1932 (27702)

Durham, NC 27707

(919) 683-1521

This Proxy is solicited by the Board of Directors in connection with the Annual Meeting of the stockholders of M&F BANCORP, INC. (the “Company”). The undersigned hereby appoints Lee Johnson, Jr., Joseph M. Sansom, Julia W. Taylor, and Walter S. Tucker or any of them, as Proxies of the undersigned, with full power of substitution to vote, as designated on the reverse side of this proxy, the number of shares of common stock of the Company held of record by the undersigned on March 15, 2004 on the proposals set forth on the reverse and described in the accompanying proxy statement at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 11, 2004, at 10:00 a.m. at the M&F Corporate Center, 2634 Chapel Hill Boulevard, Durham. NC.

This Proxy will be voted as directed. If you execute and return this Proxy but do not specify otherwise, this Proxy will be voted FOR all the nominees and FOR the proposals listed on the reverse, and, in the Proxies’ discretion, on any other matter that may properly come before the meeting. This Proxy is revocable prior to its exercise.

(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)